UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  April 21, 2006

(Date of earliest event reported)

WESTAFF, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction
of Incorporation)

000-24990	94-1266151
(Commission	(I.R.S. Employer
File Number)	Identification No.)

298 North Wiget Lane, Walnut Creek, CA 94598
(Address of Principal Executive Offices, including Zip Code)

(925) 930-5300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b)  under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01               Entry into a Material Definitive Agreement

As previously reported, on March 24, 2006, Mr. John P. Sanders was appointed Senior Vice President and Chief Financial Officer of Westaff, Inc. (the “Company”) and its subsidiaries. On April 21, 2006, Westaff (USA), Inc. (“Westaff USA”) and John P. Sanders executed a First Amendment to the Westaff Employment Contract, by and between Westaff USA and Mr. Sanders, dated as of February 20, 2001 (the “Sanders Employment Contract”), as amended, to set out Mr. Sander’s compensation pursuant to his new appointment. Pursuant to the terms of the Amendment, effective March 24, 2006, Mr. Sanders will receive an annual base salary of $240,000. In addition to his salary, Mr. Sanders is eligible for Incentive Bonus Compensation, as determined in the sole discretion of the Compensation Committee of the Company’s Board of Directors. The exact amount of the bonus will be based upon satisfaction of objective factors and performance criteria established by the Compensation Committee. Mr. Sanders will also receive travel expense reimbursements for one round trip per week to his residence in Phoenix, Arizona for a period of six months commencing March 24, 2006. A copy of this Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Also as previously reported, on March 24, 2006, Mr. Matthew G. J. Parker was appointed as the Senior Vice President, US Field Operations of the Company. On April 24, 2006, Westaff USA and Mr. Parker executed a First Amendment (the “First Amendment”) to the Westaff Employment Contract, by and between Westaff USA and Mr. Parker, dated March 20, 2006 (the “Parker Employment Contract”), to set out Mr. Parker’s compensation pursuant to his new appointment. Pursuant to the terms of the First Amendment, effective April 1, 2006, Mr. Parker will receive an annual base salary of $220,000. In addition to his salary, Mr. Parker is eligible for Incentive Bonus Compensation, as determined in the sole discretion of the Compensation Committee of the Company’s Board of Directors. The exact amount of the bonus will be based upon satisfaction of objective factors and performance criteria established by the Compensation Committee. Commencing on April 1, 2006 and for a period of one year, Mr. Parker will also receive a housing allowance of $3,000 per month, a car allowance of $1,300 per month and reimbursement of reasonable travel expenses for both himself and his wife for one round trip per year to the United Kingdom until such time as he permanently relocates to the United States. The Company will also reimburse him for reasonable relocation expenses as allowed by IRS regulations. In addition, the Company shall be obligated to provide Mr. Parker with six months advance notice of termination, unless termination was for misconduct, violation of the Parker Employment Contract, or violation of the Company’s policies. A copy of this First Amendment is attached hereto as Exhibit 10.2 and incorporated herein by or reference.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description of Document

10.1	First Amendment to Westaff Employment Contract executed on April 21, 2006 between Westaff (USA), Inc. and John P. Sanders

10.2	First Amendment to Westaff Employment Contract executed on April 24, 2006 between Westaff (USA), Inc. and Matthew G.J. Parker

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTAFF, INC.

By:	/s/ Patricia M. Newman
Patricia M. Newman
President and Chief Executive Officer

Date:  April 26, 2006

EXHIBIT INDEX

Exhibit No.	Description of Document

10.1	First Amendment to Westaff Employment Contract executed on April 21, 2006 between Westaff (USA), Inc. and John P. Sanders

10.2	First Amendment to Westaff Employment Contract executed on April 24, 2006 between Westaff (USA), Inc. and Matthew G.J. Parker